Exhibit 99

Investor Contact:	Dean Hirata	Media Contact:	Ann Takiguchi Marcos
	EVP & Chief Financial Officer		VP & PR/Communications Officer
	(808) 544-6882		(808) 544-0685
	dean.hirata@centralpacificbank.com		ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS FOURTH QUARTER RESULTS

HONOLULU, January 25, 2005 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank and City Bank, today reported net income for the fourth quarter of 2004 of $13.1 million, or $0.46 per share, compared to $9.1 million, or $0.55 per share reported for the same period in 2003.  For the year ended December 31, 2004, net income was $37.4 million, or $1.87 per share, as compared to $33.9 million, or $2.07 per share, recorded in 2003.

Operating earnings, defined as the Company’s net income before deduction of merger-related expenses, net of tax, which are reported in periods with merger-related costs, for the fourth quarter of 2004 was $16.4 million, or $0.57 per share, as compared to the $9.1 million, or $0.55 per share, recorded during the same period of 2003.  Operating earnings for the year ended December 31, 2004 was $43.7 million, or $2.18 per share, up from $34.8 million, or $2.12 per share, recorded last year.  There were $3.3 million in merger-related expenses, net of tax, recorded in the fourth quarter of 2004 and $6.3 million, net of tax, for the year ended December 31, 2004.

The Company’s merger with CB Bancshares, Inc. (“CBBI”) was accounted for under the purchase accounting method, and CBBI’s revenues and expenses are included in the consolidated financials from September 15, 2004, the date of closing.  In connection with the merger, the Company issued 11.9 million common shares and paid $88.9 million in cash for a total merger consideration of $423.1 million, based on the Company’s stock price as of the closing date.

2004 Financial Highlights

•      Merger with CB Bancshares, Inc. closed on September 15, 2004.

•      Total assets increased by 115%, loans increased by 115% and deposits increased by 90%, due primarily to the merger.

•      Market capitalization increased to $1 billion from $483 million a year ago, due primarily to the merger.

•      Return on average tangible stockholders’ equity was 19.16% and return on average assets was 1.25%.  Excluding merger-related expenses, return on average tangible stockholders’ equity was 21.46% and return on average assets was 1.46%.

“We are pleased that we achieved strong operating performance in a transitional year for our Company” commented Clint Arnoldus, Chief Executive Officer of CPF.  “In the first full quarter following the merger, loans increased by $100 million, excluding the impact of a $65 million residential mortgage loan bulk sale, and deposits increased by $29 million.  We believe we are extremely well positioned for 2005.”

“The Company has made significant progress in planning and preparing for a successful merger of our two subsidiary banks which is scheduled to take place in February 2005, “remarked Arnoldus.  “We anticipate achieving substantial strategic and business synergies as a result of the merger through 2005 and 2006.  Accordingly, we expect to see a reduction in other operating expense and an improvement in operating efficiency as certain cost-savings related to the merger are phased in throughout 2005.”

Financial Highlights

Fourth quarter net interest income increased 110% to $46.3 million from the $22.1 million recorded in the fourth quarter of last year.  The growth in net interest income was attributable to a 105% increase in average interest earning assets and a 7 basis point increase in the net interest margin from the year ago period.  The fourth quarter 2004 net interest margin of 4.60% also improved from the 4.54% reported in the third quarter of 2004 as yields on interest-earning assets benefited from the tightening of monetary policy.

Net interest income for 2004 increased to $120.2 million or 33% over the $90.1 million reported in 2003.  The growth in 2004 was attributable to a 41% increase in average interest-earning assets that was partially offset by a 28 basis point decline in the net interest margin.

Provision for loan and lease losses in the fourth quarter of 2004 was $950,000, compared to no provision in the fourth quarter of 2003.  The higher provision was primarily attributable to the strong growth in the loan portfolio.

Other operating income increased 98% to $9.1 million for the fourth quarter of 2004 from $4.6 million for the comparable period in 2003.  The fourth quarter of 2004 included $5.1 million in income from operations of subsidiaries acquired from CBBI in the merger and a $620,000 net gain on a bulk sale of $65 million in residential mortgage loans.  Additionally, the Company recognized $193,000 in net security losses in the fourth quarter of 2004 as compared to $788,000 in net security gains in the year ago period.

Other operating expense increased 143% to $35.4 million in the fourth quarter of 2004 from $14.6 million for the comparable period in 2003.  The fourth quarter of 2004 included $13.5 million in expenses from operations of subsidiaries acquired from CBBI in the merger, $5.4 million in merger-related expenses and $838,000 in charitable contributions.

The effective tax rate for the fourth quarter of 2004 was 30.81%, as compared to 24.63% for the fourth quarter of 2003.  The Company’s investments in high-technology businesses in Hawaii generate tax benefits that decline over time and as a result the Company projects its effective tax rate will approximate 32% over the coming quarters.

Asset Quality

At December 31, 2004, nonperforming assets totaled $10.9 million or 0.23% of total assets, as compared to $3.6 million or 0.17% of total assets at December 31, 2003.  The increase was primarily attributable to several commercial mortgage loans that are secured by commercial property.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.64% at December 31, 2004 as compared to 1.72% at December 31, 2003.

Net loan charge-offs totaled $126,000, or 0.02% of average loans, in the fourth quarter of 2004 as compared to $31,000, or 0.01% of average loans, in the year ago period.

Balance Sheet Analysis

At December 31, 2004, total assets increased by 115% to $4.7 billion and total loans increased by 115% to $3.1 billion from December 31, 2003.  Total deposits at December 31, 2004 increased by 90% to $3.3 billion and shareholders’ equity increased by 192% to $567.9 million from a year earlier.  These substantial increases are principally due to the merger, which accounted for approximately 85% of the growth in total loans and deposits.

2

Business and Earnings Outlook

Based on current economic and business conditions, management reaffirms its 2005 EPS guidance of $2.50 to $2.60.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (11:00 a.m. Hawaii Time) to discuss its quarterly results.  To participate in the call, please call 1-800-811-0667 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available by dialing 1-888-203-1112 and entering the passcode 144144.  Additionally, a replay will be available on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with $4.7 billion in assets.  Its primary subsidiaries are Central Pacific Bank and City Bank, with a combined 45 branch offices statewide, including five supermarket branches and more than 100 ATMs.  For additional information, please visit our web site at http://www.centralpacificbank.com.

**********

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions, are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events on the company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates; and trading of the company’s stock.  For further information on factors which could cause actual results to materially differ from projections, please see the company’s publicly available Securities and Exchange Commission filings, including the company’s Form 10-K for the last fiscal year.  The company does not update any of its forward-looking statements.

#####

3

CENTRAL PACIFIC FINANCIAL CORP.  AND SUBSIDIARIES

Financial Highlights - December 31, 2004

(Unaudited)

	Three Months Ended December 31,		%	Year Ended December 31,		%
(in thousands, except per share data)	2004	2003	Change	2004	2003	Change

INCOME STATEMENT
Net income	$13,132	$9,097	44.4%	$37,394	$33,940	10.2%
Net income - adjusted (1)	16,386	9,113	79.8%	43,653	34,795	25.5%
Per share data:
Diluted:
Net income	0.46	0.55	-16.4%	1.87	2.07	-9.7%
Net income - adjusted (1)	0.57	0.55	3.6%	2.18	2.12	2.8%
Cash dividends	0.16	0.16	0.0%	0.64	0.64	0.0%

PERFORMANCE RATIOS
Return on average assets (2)	1.12%	1.70%		1.25%	1.64%
Return on average assets - adjusted (1), (2)	1.40%	1.66%		1.46%	1.68%
Return on average stockholders’ equity (2)	9.38%	18.96%		12.37%	18.33%
Return on average stockholders’ equity - adjusted (1), (2)	11.71%	18.99%		14.44%	18.79%
Return on average tangible equity (2)	25.48%	18.96%		19.16%	18.33%
Return on average tangible equity - adjusted (1), (2)	29.20%	18.99%		21.46%	18.79%
Efficiency ratio	63.77%	56.34%		60.57%	52.97%
Efficiency ratio - adjusted (1)	54.05%	56.24%		53.26%	51.61%
Net interest margin (2)	4.60%	4.53%		4.51%	4.79%
Dividend payout ratio	34.04%	28.07%		33.68%	30.19%

	December 31,		%
	2004	2003	Change
BALANCE SHEET
Total assets	$4,657,442	$2,170,268	114.6%
Loans	3,099,830	1,443,154	114.8%
Loans, net	3,049,127	1,418,380	115.0%
Deposits	3,327,026	1,753,284	89.8%
Shareholders’ equity	567,862	194,599	191.8%
Book value per share	20.17	12.11	66.6%
Market value per share	36.17	30.04	20.4%
Tangible equity ratio	5.39%	8.97%

	Three Months Ended December 31,		%	Year Ended December 31,		%
	2004	2003	Change	2004	2003	Change
SELECTED AVERAGE BALANCES
Total assets	$4,672,658	$2,146,698	117.7%	$3,000,778	$2,069,582	45.0%
Interest-earning assets	4,092,572	1,997,096	104.9%	2,719,565	1,922,787	41.4%
Loans, net of unearned interest	3,124,812	1,436,957	117.5%	1,986,872	1,374,251	44.6%
Other real estate	580	35	1557.1%	722	480	50.4%
Deposits	3,323,615	1,719,540	93.3%	2,243,737	1,679,766	33.6%
Interest-bearing liabilities	3,410,840	1,605,143	112.5%	2,228,973	1,552,922	43.5%
Stockholders’ equity	559,728	191,946	191.6%	302,400	185,164	63.3%

	December 31,		%
	2004	2003	Change
NONPERFORMING ASSETS
Nonaccrual loans	$10,289	$3,597	186.0%
Other real estate	580	0	0.0%
Total nonperforming assets	10,869	3,597	202.2%
Loans delinquent for 90 days or more (still accruing interest)	344	669	-48.6%
Restructured loans (still accruing interest)	701	—	—
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)	$11,914	$4,266	179.3%

	Three Months Ended December 31,			Year Ended December 31,
	2004	2003		2004	2003
Loan charge-offs	$1,541	$154	900.6%	$2,931	$1,844	58.9%
Recoveries	1,415	123	1050.4%	1,754	1,721	1.9%
Net loan charge-offs (recoveries)	$126	$31	306.5%	$1,177	$123	856.9%
Net loan charge-offs to average loans (2)	0.02%	0.01%		0.06%	0.01%

	December 31,
	2004	2003
ASSET QUALITY RATIOS
Nonaccrual loans to total loans	0.33%	0.25%
Nonperforming assets to total assets	0.23%	0.17%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest) to total loans & other real estate	0.38%	0.30%
Allowance for loan losses to total loans	1.64%	1.72%
Allowance for loan losses to nonaccrual loans	492.79%	688.74%

(1)          Excludes after-tax merger-related expenses (see Reconciliation of Non-GAAP Financial Measures)

(2)          Annualized

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

At or for the three months and year ended December 31, 2004 and 2003

(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(in thousands, except per share data)	2004	2003	% Change	2004	2003	% Change
Net income	$13,132	$9,097	44.4%	$37,394	$33,940	10.2%
Merger-related expenses, net of tax	3,254	16	20237.5%	6,259	855	632.0%
Net income, excluding merger-related expenses (j)	$16,386	$9,113	79.8%	$43,653	$34,795	25.5%

Basic earnings per share	$0.47	$0.57	-17.5%	$1.90	$2.12	-10.4%
Merger-related expenses, net of tax	0.12	—	—	0.32	0.05	540.0%
Basic earnings per share, excluding merger-related expenses	$0.59	$0.57	3.5%	$2.22	$2.17	2.3%

Diluted earnings per share	$0.46	$0.55	-16.4%	$1.87	$2.07	-9.7%
Merger-related expenses, net of tax	0.11	—	—	0.31	0.05	520.0%
Diluted earnings per share, excluding merger-related expenses	$0.57	$0.55	3.6%	$2.18	$2.12	2.8%

Return on average assets	1.12%	1.70%		1.25%	1.64%
Merger-related expenses, net of tax	0.28	—		0.21	0.04
Return on average assets, excluding merger-related expenses	1.40%	1.70%		1.46%	1.68%

Return on average equity	9.38%	18.96%		12.37%	18.33%
Merger-related expenses, net of tax	2.33	0.03		2.07	0.46
Return on average equity, excluding merger-related expenses	11.71%	18.99%		14.44%	18.79%

Efficiency ratio:

Net interest income	$46,288	$22,050		$120,172	$90,053
Other operating income	9,261	3,788		22,037	14,878
Total operating revenue (a)	$55,549	$25,838		$142,209	$104,931

Other operating expense (b)	$35,426	$14,556		$86,131	$55,578
Merger-related expenses	(5,403)	(26)		(10,392)	(1,420)
Total other operating expense, excluding merger-related expenses (c)	$30,023	$14,530		$75,739	$54,158

Efficiency ratio [ (b) / (a) ]	63.77%	56.34%		60.57%	52.97%
Efficiency ratio, excluding merger-related expenses [ (c) / (a) ]	54.05%	56.24%		53.26%	51.61%

Effective tax rate:

Net income before taxes (d)	$18,980	$12,070		$53,976	$49,609
Merger-related expenses	5,403	26		10,392	1,420
Net income before taxes, excluding merger-related expenses (e)	$24,383	$12,096		$64,368	$51,029

Income taxes (f)	$5,848	$2,973		$16,582	$15,669
Tax impact of merger-related expenses	2,149	10		4,133	565
Income taxes, excluding tax impact of merger-related expenses (g)	$7,997	$2,983		$20,715	$16,234

Effective tax rate [ (f) / (d) ]	30.81%	24.63%		30.72%	31.58%
Effective tax rate, excluding tax impact of merger-related expenses [ (g) / (e) ]	32.80%	24.66%		32.18%	31.81%

Return on tangible equity:

Average shareholders' equity	$559,728	$191,946		$302,400	$185,164
Average intangible assets	(335,281)	—		(98,987)	—
Total tangible equity (h)	$224,447	$191,946		$203,413	$185,164

Net income	$13,132	$9,097		$37,394	$33,940
Amortization of intangible assets	1,166	—		1,579	—
Total tangible net income (i)	$14,298	$9,097		$38,973	$33,940

Return on tangible equity [ (i) / (h) ]	25.48%	18.96%		19.16%	18.33%
Return on tangible equity - adjusted [ (j) / (h) ]	29.20%	18.99%		21.46%	18.79%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS (in thousands, except per share data)	December 31, 2004	December 31, 2003	Annual Change
			$	%

ASSETS
Cash and due from banks	$84,869	$63,851	$21,018	32.9%
Interest-bearing deposits in other banks	52,978	5,145	47,833	929.7%
Federal funds sold	25,600	2,000	23,600	1180.0%
Investment securities:
Held to maturity, at cost (fair value of $101,621 at December 31, 2004 and $35,721 at December 31, 2003)	101,088	34,316	66,772	194.6%
Available for sale, at fair value	797,697	520,641	277,056	53.2%
Total investment securities	898,785	554,957	343,828	62.0%

Loans held for sale	17,736	6,660	11,076	166.3%
Loans and leases	3,099,830	1,443,154	1,656,676	114.8%
Less allowance for loan and lease losses	50,703	24,774	25,929	104.7%
Net loans and leases	3,049,127	1,418,380	1,630,747	115.0%

Premises and equipment	77,099	56,125	20,974	37.4%
Accrued interest receivable	18,298	8,828	9,470	107.3%
Investment in unconsolidated subsidiaries	11,536	2,184	9,352	428.2%
Due from customers on acceptances	547	—	547	N.M.
Other real estate	580	—	580	N.M.
Goodwill	285,348	—	285,348	N.M.
Core deposit premium	49,188	—	49,188	N.M.
Other assets	85,751	52,138	33,613	64.5%
Total assets	$4,657,442	$2,170,268	$2,487,174	114.6%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$594,401	$338,004	$256,397	75.9%
Interest-bearing deposits	2,732,625	1,415,280	1,317,345	93.1%
Total deposits	3,327,026	1,753,284	1,573,742	89.8%

Short-term borrowings	88,900	3,507	110,393	3147.8%
Long-tem debt	587,380	184,184	378,196	205.3%
Bank acceptances outstanding	547	—	547	N.M.
Minority interest	12,782	10,062	2,720	27.0%
Other liabilities	72,945	24,632	48,313	196.1%
Total liabilities	4,089,580	1,975,669	2,113,911	107.0%

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shs, none issued	—	—	—	N.M.
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 28,159,395 shares at December 31, 2004 and 16,063,957 at December 31, 2003	11,792	9,589	2,203	23.0%
Surplus	394,605	45,848	348,757	760.7%
Retained earnings	167,801	142,635	25,166	17.6%
Deferred stock awards	(174)	(50)	(124)	-248.0%
Accumulated other comprehensive income	(6,162)	(3,423)	(2,739)	-80.0%
Total shareholders’ equity	567,862	194,599	373,263	191.8%

Total liabilities and shareholders’ equity	$4,657,442	$2,170,268	$2,487,174	114.6%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended				Twelve months ended
	December 31,		Change		December 31,		Change
(In thousands, except per share data)	2004	2003	$	%	2004	2003	$	%

Interest income:
Interest and fees on loans and leases	$49,668	$21,464	$28,204	131.4%	$120,684	$88,922	$31,762	35.7%
Interest and dividends on investment securities:
Taxable interest	7,759	4,147	3,612	87.1%	24,181	16,307	7,874	48.3%
Tax-exempt interest	1,389	1,012	377	37.3%	4,466	3,841	625	16.3%
Dividends	22	263	(241)	-91.6%	679	1,027	(348)	-33.9%
Interest on deposits in other banks	211	19	192	1010.5%	289	92	197	214.1%
Interest on Federal funds sold and securities purchased under agreements to resell	68	12	56	466.7%	90	42	48	114.3%

Total interest income	59,117	26,917	32,200	119.6%	150,389	110,231	40,158	36.4%

Interest expense:
Interest on deposits	7,142	3,084	4,058	131.6%	16,863	14,380	2,483	17.3%
Interest on short-term borrowings	494	9	485	5388.9%	735	43	692	1609.3%
Interest on long-term debt	5,193	1,774	3,419	192.7%	12,619	5,755	6,864	119.3%

Total interest expense	12,829	4,867	7,962	163.6%	30,217	20,178	10,039	49.8%

Net interest income	46,288	22,050	24,238	109.9%	120,172	90,053	30,119	33.4%
Provision for loan and lease losses	950	—	950	N.M.	2,083	700	1,383	197.6%
Net interest income after provision for loan and lease losses	45,338	22,050	23,288	105.6%	118,089	89,353	28,736	32.2%

Other operating income:
Income from fiduciary activities	534	503	31	6.2%	2,224	1,793	431	24.0%
Service charges on deposit accounts	2,668	1,322	1,346	101.8%	7,150	4,551	2,599	57.1%
Other service charges and fees	2,832	1,318	1,514	114.9%	7,025	5,196	1,829	35.2%
Fees on foreign exchange	165	161	4	2.5%	648	576	72	12.5%
Investment securities gains (losses)	(193)	788	(981)	-124.5%	(19)	956	(975)	-102.0%
Other	3,062	484	2,578	532.6%	4,990	2,762	2,228	80.7%

Total other operating income	9,068	4,576	4,492	98.2%	22,018	15,834	6,184	39.1%

Other operating expense:
Salaries and employee benefits	16,393	7,327	9,066	123.7%	43,252	29,220	14,032	48.0%
Net occupancy	3,155	1,033	2,122	205.4%	6,550	4,198	2,352	56.0%
Equipment	1,131	600	531	88.5%	3,151	2,457	694	28.2%
Amortization of core deposit premium	1,936	—	1,936	N.M.	2,581	—	2,581	N.M.
Communication expense	834	436	398	91.3%	2,267	1,651	616	37.3%
Professional services	4,172	599	3,573	596.5%	8,660	2,503	6,157	246.0%
Computer software expense	845	520	325	62.5%	2,450	1,841	609	33.1%
Advertising expense	1,248	316	932	294.9%	2,885	3,038	(153)	-5.0%
Other	5,712	3,725	1,987	53.3%	14,335	10,670	3,665	34.3%

Total other operating expense	35,426	14,556	20,870	143.4%	86,131	55,578	30,553	55.0%

Income before income taxes	18,980	12,070	6,910	57.2%	53,976	49,609	4,367	8.8%
Income taxes	5,848	2,973	2,875	96.7%	16,582	15,669	913	5.8%

Net income	$13,132	$9,097	$4,035	44.4%	$37,394	$33,940	$3,454	10.2%

Per share data:
Basic earnings per share	$0.47	$0.57	$(0.10)	-17.5%	$1.90	$2.12	$(0.22)	-10.4%
Diluted earnings per share	0.46	0.55	(0.09)	-16.4%	1.87	2.07	(0.20)	-9.7%
Cash dividends declared	0.16	0.16	—	N.M.	0.64	0.64	—	N.M.

Basic weighted average shares outstanding (000’s)	28,099	16,057	12,042	75.0%	19,637	16,027	3,610	22.5%
Diluted weighted average shares outstanding (000’s)	28,718	16,397	12,321	75.1%	20,018	16,397	3,621	22.1%